Exhibit 99.1

Merger Between BayCom Corp and Pacific Enterprise Bancorp Receives Shareholder Approval

December 14, 2021 – Walnut Creek, CA and Irvine, CA…BayCom Corp (“BayCom”) (NASDAQ: BCML) and Pacific Enterprise Bancorp (“PEB”) jointly announced that, at their respective special meetings of shareholders held yesterday, they each received the necessary shareholder approval for the consummation of their planned merger.  BayCom previously announced the receipt of all required bank regulatory approvals for the merger of BayCom and PEB, as well as the merger of PEB’s bank subsidiary, Pacific Enterprise Bank, into BayCom’s bank subsidiary, United Business Bank. The transaction is expected to close during the first quarter of 2022, subject to the satisfaction or waiver of certain closing conditions.

Upon completion of the merger, PEB shareholders will be entitled to receive 1.0292 shares of BayCom common stock for each share of PEB common stock they own. The exchange ratio is fixed, and the transaction is expected to qualify as a tax-free exchange for PEB’s shareholders.

About BayCom Corp
BayCom, through its wholly owned operating subsidiary, United Business Bank, offers a full-range of loans, including SBA, FSA and USDA guaranteed loans, and deposit products and services to businesses and its affiliates in California, Washington, New Mexico and Colorado. United Business Bank is an Equal Housing Lender and a member of FDIC. BayCom is traded on the NASDAQ under the symbol “BCML”. More information on BayCom and United Business Bank is available at www.unitedbusinessbank.com.

About Pacific Enterprise Bancorp
Pacific Enterprise Bancorp is a bank holding company organized under the laws of the state of California. Its banking subsidiary, Pacific Enterprise Bank, is a California state-chartered bank with one branch located in Irvine, California. Additional information about Pacific Enterprise Bancorp may be found at http://www.pacificenterprisebank.com or by calling (949) 623-7600.

Cautionary Statement Regarding Forward-Looking Information
This news release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When used in this communication and in other documents filed with or furnished to the SEC, in press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "may," "believe," "will," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," "potential," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Investors and security holders are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made. These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements. Statements about the expected timing, completion and effects of the proposed merger and all other statements in this communication other than historical facts constitute forward-looking statements.

In addition to factors disclosed in BayCom’s SEC reports, important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: expected revenues, cost savings, synergies and other benefits from the proposed merger might not be realized within the expected time frames or at all including but not limited to customer and employee retention, and costs or difficulties relating to integration matters, might be greater than expected including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which BayCom and PEB operate; the possibility that the proposed merger does not close when expected or at all because required approvals, financial tests or other conditions to closing are not received or satisfied on a timely basis or at all; the risk that the benefits from the proposed merger may not be fully realized or may take longer to realize than expected or be more costly to achieve; the failure to attract new customers and retain existing customers in the manner anticipated; reputational risks and the potential adverse reactions or changes to business, customer or employee relationships, including those resulting from the announcement or completion of the proposed merger; BayCom’s or PEB’s businesses may experience disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; deposit attrition, operating costs, customer loss and business disruption following the transaction, including difficulties in maintaining relationships with employees, may be greater than expected; the diversion of managements' attention from ongoing business operations and opportunities as a result of the merger or otherwise; changes in BayCom’s or PEB’s stock price before closing, including as a result of its financial performance prior to closing or transaction-related uncertainty, or more generally due to broader stock market movements, and the performance of financial companies and peer group companies; the occurrence of any event, change or other circumstance that could give risk to the right of one or both of the parties to terminate the merger agreement; the outcome of pending or threatened litigation, or of matters before regulatory agencies, whether currently existing or commencing in the future, including litigation related to the merger; changes in interest rates which may affect BayCom’s and PEB’s expected revenues, credit quality deterioration, reductions in real estate values, or reductions in BayCom’s and PEB’s net income, cash flows or the market value of assets, including its investment securities; each of BayCom’s and PEB’s potential exposure to unknown or contingent liabilities of the other party; dilution caused by BayCom’s issuance of additional shares of BayCom common stock in connection with the merger; the possibility that the proposed merger is more expensive to complete than anticipated, including as a result of unexpected factors or events; future acquisitions by BayCom of other depository institutions or lines of business; and that the COVID-19 pandemic, including uncertainty and volatility in financial, commodities and other markets, and disruptions to banking and other financial activity, could harm BayCom’s or PEB’s business, financial position and results of operations, and could adversely affect the timing and anticipated benefits of the proposed merger.

Additional factors which could affect the forward-looking statements can be found in the cautionary language included under the headings “Risk Factors” and “Cautionary Note

Regarding Forward-Looking Statements” in BayCom’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2020, and other documents subsequently filed by BayCom with the SEC.

You should not place undue reliance on forward-looking statements and BayCom and PEB undertake no obligation to update or revise any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made, whether as a result of new information, future events or otherwise.

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Contacts
BayCom Corp
Keary Colwell, CFO
(925) 476-1800

Pacific Enterprise Bancorp
Jerro Otsuki, CFO
(949) 623-7592